Exhibit 99.1
Boeing Reports First Quarter Results
First Quarter 2025
•737 production gradually increased in the quarter; still expected to reach 38 per month this year
•Revenue increased to $19.5 billion primarily reflecting 130 commercial deliveries
•GAAP loss per share of ($0.16) and core (non-GAAP)* loss per share of ($0.49)
•Operating cash flow of ($1.6) billion and free cash flow of ($2.3) billion (non-GAAP)*
•Total company backlog grew to $545 billion, including over 5,600 commercial airplanes

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2025	2024	Change

Revenues	$19,496	$16,569	18%

GAAP
Earnings/(loss) from operations	$461	($86)	NM
Operating margins	2.4%	(0.5)%	NM
Net loss	($31)	($355)	NM
Basic loss per share	($0.16)	($0.56)	NM
Operating cash flow	($1,616)	($3,362)	NM

Non-GAAP*
Core operating earnings/(loss)	$199	($388)	NM
Core operating margins	1.0%	(2.3)%	NM
Core loss per share	($0.49)	($1.13)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., April 23, 2025 – The Boeing Company [NYSE: BA] recorded first quarter revenue of $19.5 billion, GAAP loss per share of ($0.16) and core loss per share (non-GAAP)* of ($0.49) (Table 1). The company reported operating cash flow of ($1.6) billion and free cash flow of ($2.3) billion (non-GAAP)*. Results primarily reflect improved operational performance and commercial delivery volume. Results also reflect only tariffs enacted as of March 31.
“Our company is moving in the right direction as we start to see improved operational performance across our businesses from our ongoing focus on safety and quality,” said Kelly Ortberg, Boeing president and chief executive officer. "We continue to execute our plan, are seeing early positive results and remain committed to making the fundamental changes needed to fully recover the company's performance while navigating the current environment."

Table 2. Cash Flow	First Quarter
(Millions)	2025	2024
Operating cash flow	($1,616)	($3,362)
Less additions to property, plant & equipment	($674)	($567)
Free cash flow*	($2,290)	($3,929)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($1.6) billion in the quarter reflecting higher commercial deliveries, as well as working capital timing (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	1Q 2025	4Q 2024
Cash and investments in marketable securities[1]	$23.7	$26.3

Consolidated debt	$53.6	$53.9
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $23.7 billion, compared to $26.3 billion at the beginning of the quarter, primarily driven by the free cash flow usage in the quarter (Table 3). Debt was $53.6 billion, down from $53.9 billion at the beginning of the quarter due to the pay down of maturing debt. The company maintains access to credit facilities of $10.0 billion, which remain undrawn.
Total company backlog at quarter end was $545 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2025	2024	Change

Deliveries	130	83	57%

Revenues	$8,147	$4,653	75%
Loss from operations	($537)	($1,143)	NM
Operating margins	(6.6)%	(24.6)%	NM
Commercial Airplanes first quarter revenue of $8.1 billion and operating margin of (6.6) percent primarily reflect higher deliveries (Table 4).
The 737 program gradually increased production in the quarter and maintains plans to reach 38 per month this year. The 787 program continued to stabilize production at five per month in the quarter and still expects to increase to seven per month this year. The 777X program began expanded FAA certification flight testing in the quarter, and the company still anticipates first delivery of the 777-9 in 2026.
Commercial Airplanes booked 221 net orders in the quarter, including 20 777-9 and 20 787-10 airplanes for Korean Air and 50 737-8 airplanes for BOC Aviation. Commercial Airplanes delivered 130 airplanes during the quarter and backlog included over 5,600 airplanes valued at $460 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2025	2024	Change

Revenues	$6,298	$6,950	(9)%
Earnings from operations	$155	$151	3%
Operating margins	2.5%	2.2%	0.3 pts
    Defense, Space & Security first quarter revenue was $6.3 billion. First quarter operating margin of 2.5 percent reflects stabilizing operational performance.
During the quarter, Defense, Space & Security was selected by the U.S. Air Force for a contract to design, build and deliver the F-47, its next-generation fighter aircraft. This order is not included in backlog at the end of the quarter pending completion of the source selection and evaluation review process. Backlog at Defense, Space & Security was $62 billion, of which 29 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	First Quarter
(Dollars in Millions)	2025	2024	Change

Revenues	$5,063	$5,045	—%
Earnings from operations	$943	$916	3%
Operating margins	18.6%	18.2%	0.4 pts
    Global Services first quarter revenue was $5.1 billion. First quarter operating margin of 18.6 percent reflects favorable performance and mix.
In the quarter, Global Services delivered the 100th 767-300 Boeing Converted Freighter to SF Airlines and received a modification contract from the U.S. Air Force to integrate electronic warfare systems for the F-15 Eagle. In April, the company entered an agreement to sell portions of its Digital Aviation Solutions business, and the transaction is expected to close by the end of 2025 subject to regulatory approval and customary closing conditions.
Additional Financial Information

Table 7. Additional Financial Information	First Quarter
(Dollars in Millions)	2025	2024
Revenues
Unallocated items, eliminations and other	($12)	($79)
Loss from operations
Unallocated items, eliminations and other	($362)	($312)
FAS/CAS service cost adjustment	$262	$302
Other income, net	$323	$277
Interest and debt expense	($708)	($569)
Effective tax rate	140.8%	6.1%
    Unallocated items, eliminations and other primarily reflects timing of allocations. The first quarter effective tax rate primarily reflects an increase in the valuation allowance.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(Loss), Core Operating Margins and Core Earnings/(Loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margins is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margins and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for a reconciliation of free cash flow to the most directly comparable GAAP measure, operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, industry projections and outlooks, plans, objectives and goals, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate.

These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers, including tariffs, trade restrictions and government actions; (9) changes in accounting estimates; (10) our pending acquisition of Spirit AeroSystems Holdings, Inc. (Spirit), including the satisfaction of closing conditions in the expected timeframe or at all; (11) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit; (12) our dependence on U.S. government contracts; (13) our reliance on fixed-price contracts; (14) our reliance on cost-type contracts; (15) contracts that include in-orbit incentive payments; (16) management of a complex, global IT infrastructure; (17) compromised or unauthorized access to our, our customers’ and/or our suppliers' information and systems; (18) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (19) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (20) potential environmental liabilities; (21) effects of climate change and legal, regulatory or market responses to such change; (22) credit rating agency actions and our ability to effectively manage our liquidity; (23) substantial pension and other postretirement benefit obligations; (24) the adequacy of our insurance coverage; (25) customer and aircraft concentration in our customer financing portfolio; (26) the dilutive effect of future issuances of our common stock; and (27) the preferential treatment of our 6.00% mandatory convertible preferred stock.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
# # #
Contact:

Investor Relations:	Matt Welch or David Dufault BoeingInvestorRelations@boeing.com
Communications:	Wilson Chow media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Three months ended March 31
(Dollars in millions, except per share data)	2025	2024
Sales of products	$16,147	$13,268
Sales of services	3,349	3,301
Total revenues	19,496	16,569

Cost of products	(14,379)	(12,064)
Cost of services	(2,700)	(2,629)
Total costs and expenses	(17,079)	(14,693)
	2,417	1,876
Income from operating investments, net	3	67
General and administrative expense	(1,112)	(1,161)
Research and development expense, net	(844)	(868)
Loss on dispositions, net	(3)
Earnings/(loss) from operations	461	(86)
Other income, net	323	277
Interest and debt expense	(708)	(569)
Earnings/(loss) before income taxes	76	(378)
Income tax (expense)/benefit	(107)	23
Net loss	(31)	(355)
Less: net earnings/(loss) attributable to noncontrolling interest	6	(12)
Net loss attributable to Boeing shareholders	($37)	($343)
Less: Mandatory convertible preferred stock dividends accumulated during the period	86
Net loss attributable to Boeing common shareholders	($123)	($343)
Basic loss per share	($0.16)	($0.56)
Diluted loss per share	($0.16)	($0.56)

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2025	December 31 2024
Assets
Cash and cash equivalents	$10,142	$13,801
Short-term and other investments	13,532	12,481
Accounts receivable, net	3,204	2,631
Unbilled receivables, net	9,031	8,363
Current portion of financing receivables, net	202	207
Inventories	89,077	87,550
Other current assets, net	2,474	2,965
Total current assets	127,662	127,998
Financing receivables and operating lease equipment, net	308	314
Property, plant and equipment, net of accumulated depreciation of $23,193 and $22,925	11,459	11,412
Goodwill	8,091	8,084
Acquired intangible assets, net	1,904	1,957
Deferred income taxes	137	185
Investments	1,001	999
Other assets, net of accumulated amortization of $1,160 and $1,085	5,932	5,414
Total assets	$156,494	$156,363
Liabilities and equity
Accounts payable	$11,034	$11,364
Accrued liabilities	23,576	24,103
Advances and progress billings	61,114	60,333
Short-term debt and current portion of long-term debt	7,930	1,278
Total current liabilities	103,654	97,078
Deferred income taxes	162	122
Accrued retiree health care	2,146	2,176
Accrued pension plan liability, net	5,909	5,997
Other long-term liabilities	2,260	2,318
Long-term debt	45,688	52,586
Total liabilities	159,819	160,277
Shareholders’ equity:
Mandatory convertible preferred stock, 6.00% Series A, par value $1.00 - 20,000,000 shares authorized; 5,750,000 shares issued; aggregate liquidation preference $5,750	6	6
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	19,008	18,964
Treasury stock, at cost - 258,889,678 and 263,044,840 shares	(31,879)	(32,386)
Retained earnings	15,239	15,362
Accumulated other comprehensive loss	(10,760)	(10,915)
Total shareholders’ deficit	(3,325)	(3,908)
Noncontrolling interests		(6)
Total equity	(3,325)	(3,914)
Total liabilities and equity	$156,494	$156,363

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31
(Dollars in millions)	2025	2024
Cash flows – operating activities:
Net loss	($31)	($355)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash items –
Share-based plans expense	135	119
Treasury shares issued for 401(k) contribution	418	606
Depreciation and amortization	466	442
Investment/asset impairment charges, net	7	21
Loss on dispositions, net	3
Other charges and credits, net	99	10
Changes in assets and liabilities –
Accounts receivable	(570)	(328)
Unbilled receivables	(671)	(1,357)
Advances and progress billings	781	2,718
Inventories	(1,521)	(3,778)
Other current assets	(29)	(249)
Accounts payable	(95)	(264)
Accrued liabilities	(386)	(666)
Income taxes receivable, payable and deferred	26	(59)
Other long-term liabilities	(151)	(83)
Pension and other postretirement plans	(150)	(261)
Financing receivables and operating lease equipment, net	12	79
Other	41	43
Net cash used by operating activities	(1,616)	(3,362)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(674)	(567)
Proceeds from disposals of property, plant and equipment	3	11
Contributions to investments	(8,797)	(243)
Proceeds from investments	7,750	2,907
Other	1	(34)
Net cash used by investing activities	(1,717)	2,074
Cash flows – financing activities:
New borrowings	29	27
Debt repayments	(295)	(4,442)
Employee taxes on certain share-based payment arrangements	(14)	(65)
Dividends paid on mandatory convertible preferred stock	(72)
Other	14	18
Net cash used by financing activities	(338)	(4,462)
Effect of exchange rate changes on cash and cash equivalents	12	(28)
Net decrease in cash & cash equivalents, including restricted	(3,659)	(5,778)
Cash & cash equivalents, including restricted, at beginning of year	13,822	12,713
Cash & cash equivalents, including restricted, at end of period	10,163	6,935
Less restricted cash & cash equivalents, included in Investments	21	21
Cash & cash equivalents at end of period	$10,142	$6,914

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2025	2024
Revenues:
Commercial Airplanes	$8,147	$4,653
Defense, Space & Security	6,298	6,950
Global Services	5,063	5,045
Unallocated items, eliminations and other	(12)	(79)
Total revenues	$19,496	$16,569
Earnings/(loss) from operations:
Commercial Airplanes	($537)	($1,143)
Defense, Space & Security	155	151
Global Services	943	916
Segment operating earnings/(loss)	561	(76)
Unallocated items, eliminations and other	(362)	(312)
FAS/CAS service cost adjustment	262	302
Earnings/(loss) from operations	461	(86)
Other income, net	323	277
Interest and debt expense	(708)	(569)
Earnings/(loss) before income taxes	76	(378)
Income tax (expense)/benefit	(107)	23
Net loss	(31)	(355)
Less: net earnings/(loss) attributable to noncontrolling interest	6	(12)
Net loss attributable to Boeing shareholders	($37)	($343)
Less: Mandatory convertible preferred stock dividends accumulated during the period	86
Net loss attributable to Boeing common shareholders	($123)	($343)

Research and development expense, net:
Commercial Airplanes	$534	$518
Defense, Space & Security	199	235
Global Services	29	26
Other	82	89
Total research and development expense, net	$844	$868

Unallocated items, eliminations and other:
Share-based plans	($30)	$10
Deferred compensation	5	(30)
Amortization of previously capitalized interest	(21)	(23)
Research and development expense, net	(82)	(89)
Eliminations and other unallocated items	(234)	(180)
Sub-total (included in Core operating loss)	(362)	(312)
Pension FAS/CAS service cost adjustment	193	230
Postretirement FAS/CAS service cost adjustment	69	72
FAS/CAS service cost adjustment	$262	$302
Total	($100)	($10)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2025	2024
737	105	67
767	5	3
777	7	—
787	13	13
Total	130	83

Defense, Space & Security
AH-64 Apache (New)	4	—
AH-64 Apache (Remanufactured)	11	6
CH-47 Chinook (New)	1	1
CH-47 Chinook (Renewed)	2	1
F-15 Models	1	1
F/A-18 Models	5	1
KC-46 Tanker	—	3
MH-139	1	—
P-8 Models	1	1
Total[1]	26	14
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	March 31 2025	December 31 2024
Commercial Airplanes	$460,447	$435,175
Defense, Space & Security	61,567	64,023
Global Services	22,036	21,403
Unallocated items, eliminations and other	686	735
Total backlog	$544,736	$521,336

Contractual backlog	$523,964	$498,802
Unobligated backlog	20,772	22,534
Total backlog	$544,736	$521,336

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margins, and core loss per share with the most directly comparable GAAP financial measures of loss from operations, operating margins, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Quarter 2025		First Quarter 2024
	$ millions	Per Share	$ millions	Per Share
Revenues	$19,496		$16,569
(Loss)/earnings from operations (GAAP)	461		(86)
Operating margins (GAAP)	2.4%		(0.5)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(193)		(230)
Postretirement FAS/CAS service cost adjustment	(69)		(72)
FAS/CAS service cost adjustment	(262)		(302)
Core operating (loss)/earnings (non-GAAP)	$199		($388)
Core operating margins (non-GAAP)	1.0%		(2.3)%

Diluted loss per share (GAAP)		($0.16)		($0.56)
Pension FAS/CAS service cost adjustment	($193)	($0.26)	($230)	($0.37)
Postretirement FAS/CAS service cost adjustment	(69)	(0.09)	(72)	(0.12)
Non-operating pension income	(43)	(0.06)	(123)	(0.20)
Non-operating postretirement income	(5)	(0.01)	(18)	(0.03)
Provision for deferred income taxes on adjustments [1]	65	0.09	93	0.15
Subtotal of adjustments	($245)	($0.33)	($350)	($0.57)
Core loss per share (non-GAAP)		($0.49)		($1.13)

Diluted weighted average common shares outstanding (in millions)		753.4		612.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.